Exhibit 99.3

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. ANNOUNCES INITIATION OF QUARTERLY CASH DIVIDENDS

Third Quarter dividend of $0.0375 per share to be paid on December 6, 2013

Schaumburg, IL., November 7, 2013 Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (“GBC” or the “Company”) today announced that its Board of Directors has approved the initiation of a regular quarterly cash dividend to stockholders. The third quarter dividend of $0.0375 per share will be paid on December 6, 2013, to stockholders of record on the close of business on November 19, 2013. This is the first dividend paid to stockholders in the Company’s history as a public company.

“The initiation of a quarterly dividend, shortly after our initial public offering, demonstrates our commitment to enhancing shareholder value and underscores our positive outlook for our future performance,” said John Walker, Global Brass and Copper’s Executive Chairman and CEO.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations, contractual restrictions, including restrictive covenants contained in the Company’s indenture to its 9.50% senior secured notes and in its credit agreement governing it asset-based lending facility.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc. through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, distributor and processor of specialized copper and brass products in North America. We engage in metal melting and casting, rolling, drawing, extruding and stamping to fabricate finished and semi-finished alloy products from processed scrap, copper cathode and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that we sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Our products are used in a variety of applications across diversified end markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer end markets.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “projects”, “may”, “would”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the failure to maintain the Company’s balanced book approach which could cause increased volatility in the Company’s profitability and operating results and may result in significant losses; the loss in order volumes from any of the Company’s largest customers, which may reduce the Company’s sales volumes, revenues and cash flows; the disruption to the Company’s business if its customers shift their manufacturing offshore; the occurrence of any prolonged disruptions at or failures of the Company’s manufacturing facilities and equipment which could have a material adverse effect on its business, financial condition, results of operations and cash flows; and the failure to implement the Company’s business strategy, including its growth initiatives, could adversely affect its business, financial condition, results of operations or cash flows. More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Amendment No. 1 to our Form S-1 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on September 20, 2013, in Item 1A “Risk Factors” and elsewhere in the Company’s Quarterly Reports on Form 10-Q and in our other SEC filings. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:	Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

Ryan Lown
FTI Consulting
(312) 553-6756